LOCK-UP AGREEMENT

THIS AGREEMENT (this "Agreement") is dated as of May 10, 2009 by and between Gulf Resources, Inc., a Delaware corporation (the "Company"), and the persons set forth on Schedule A, attached hereto (each a "Holder" and collectively, the "Holders"), and certain existing shareholders of the Company set forth on Schedule B, attached hereto (each a "Shareholder" and collectively, the "Shareholders").

WHEREAS, the Company, Shouguang City Haoyuan Chemical Company Limited, a subsidiary of the Company ("SCHC") and the Holders, entered into an Amendment Agreement (the "Amendment Agreement") dated January 24, 2009, pursuant to which the Company has issued shares of the Company's Common Stock, par value $0.0005 per share (the "Common Stock") to each of the Holders in the amount as set forth therein.

WHEREAS, in order to induce the Company and SCHC to have entered into the Amendment Agreement, the Holders and the Shareholders have agreed not to sell any shares of the Company's Common Stock that the Holder and the Shareholders, as the case may be, presently owns on the date hereof, or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the "Lock-Up Shares").

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term. Each Holder and Shareholder hereby agrees that for a period of no less than 22 months from May 10, 2009 (the "Lock-up Period"), it has not and will not offer, sell or contract to sell the Lock-up Shares in a public transaction on the Over the Counter Bulletin Board or on a national stock exchange, as the case may be. However, each Holder and Shareholder shall have the right, solely in a private transaction, to assign, trade, transfer, hypothecate, or pledge the Lock-Up Shares, provided that in the case of a proposed private transaction by a Holder: (i) the Holder complies with the terms of Section 2 below prior to any such private transaction, and (ii) the transferee in such private transaction, agrees to enter into this Lock-up Agreement prior to the Lock-Up Shares being transferred to them.

Each Holder further agrees that, subject to compliance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in each month of the next twelve months following the Lock-up Period, such Holder shall not transfer shares of Common Stock in an amount greater than two percent (2%) of the total shares of Common Stock issued and outstanding of the Company in a public transaction. Each Shareholder further agrees that, subject to compliance with Rule 144, in each month of the next twelve months following the Lock-up Period, such Shareholder shall not transfer shares of Common Stock in an amount greater than one percent (1%) of the total shares of Common Stock issued and outstanding of the Company.

2. Right of First Refusal. Each Holder further agrees that during the Lock-up Period, each Holder shall promptly notify in writing (a "Transfer Notice") the Shareholders of any proposed private transfer of the Common Stock, including the number and price per share, of such shares proposed to be transferred (the "Offered Shares"). The Shareholders shall have the right, for a period of ten (10) days following receipt of the Transfer Notice (the "Option Period"), to purchase all the Offered Shares included in the Transfer Notice (the "Right of First Refusal"). If the Shareholders elect to exercise their Right of First Refusal, they shall deliver a written notice of same (the "Acceptance Notice") to the Holder within the Option Period (the "Accepted Shares"), and then the Shareholders shall be obligated to purchase the Accepted Shares at the price per share designated in the Transfer Notice. If the Holder does not receive an Acceptance Notice from the Shareholders within the Option Period, then and only then, the Holder may privately transfer the Offered Shares, subject to the restrictions of Section 1 above; provided however that such private transfer must be at the same price per share or higher than the price per share in the Transfer Notice. If the Holder proposes to privately transfer the Offered Shares at a price per share that is lower than that designated in the Transfer Notice, then that Holder must comply with all of the terms of this Section 2 again by providing the Shareholders with another Transfer Notice specifying the lower price per share for the Offered Shares.

3. Ownership. During the Lock-Up Period (from May 10, 2009 until March 9, 2011), each of the Holders and Shareholders shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof.

4. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Securities if such transfer would constitute a violation or breach of this Agreement.

5 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Gulf Resources, Inc.

Cheming Industrial Park

Shouguang City, Shandong Province, PRC 262714
Attn: Mr. Ming Yang

Tel. No.: +86 536 5670007

Fax No.: +86 536 5670007

with copies (which copies shall not constitute notice to the Company) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn.: Mitchell Nussbaum
Tel. No.: (212) 407.4159
Fax No.: (212) 504.3013

If to Holder, at the address set forth on Schedule A.

If to Shareholder:

c/o Gulf Resources, Inc.

Cheming Industrial Park

Shouguang City, Shandong Province, PRC 262714
Tel. No.: +86 536 5670007

Fax No.: +86 536 5670007

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

6. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

7. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

9. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO

THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

10. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, by facsimile or other electronic transmission, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

GULF RESOURCES, INC.

By: 刘晓彬

Name:

Title: CEO

TOP KING GROUP LIMITED

For and on behalf of TOP KING GROUP LIMITED

By:

Name:

Title: Director

Authorised Signature(s)

BILLION GOLD GROUP LIMITED

For and on behalf of BILLION GOLD GROUP LIMITED

By:

Name:

Title: Director

Authorised Signature(s)

TOPGOOD INTERNATIONAL LIMITED

TOPGOOD INTERNATIONAL LIMITED

By:

Name:

Authorised Signature(s)

Title: Director

MING YANG

WENXIANG YU

ZHI YANG

SHANDONG HAOYUAN INDUSTRY GROUP LTD.

By:

Name:

Title:

SCHEDULE A

Holder	Number of Shares	Address
TOP KING GROUP LIMITED	6,000,000	No.1187-17 Huangshi Road Huangshigang Huangshigang District, Huangshan City Hubei Province, China
BILLION GOLD GROUP LIMITED	8,000,000	No.41 Huajia Thorpe Fenghuang Village Tingzu Township Echeng District Ezhou City Hubei Province, China
TOPGOOD INTERNATIONAL LIMITED	7,000,000	No.48, Huajia Thorpe Fenghuang Village Tingzu Township Echeng District Ezhou City Hubei Province, China

SCHEDULE B

Shareholder		
MING YANG		
WENXIANG YU		
ZHI YANG		
SHANDONG HAOYUAN INDUSTRY GROUP LTD.		